As filed with the Securities and Exchange Commission on August 7, 2003

                                               Registration No. 333-_____


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                          ________________________


                                  FORM S-8
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          ________________________


                                NISOURCE INC.
           (Exact name of registrant as specified in its charter)


                 Delaware                           35-2108964
     (State or other jurisdiction of             (I.R.S. Employer
      incorporation or organization)           Identification No.)


                            801 East 86th Avenue
                         Merrillville, Indiana 46410
        (Address, including zip code, of principal executive offices)

                    NISOURCE INC. RETIREMENT SAVINGS PLAN
                           (Full title of the Plan)

                               David J. Vajda
                                NiSource Inc.
                            801 East 86th Avenue
                         Merrillville, Indiana 46410
                               (219) 647-5520
                    (Name, address and telephone number,
                 including area code, of agent for service)

                                  COPY TO:

                              Robert J. Minkus
                            Schiff Hardin & Waite
                              6600 Sears Tower
                        Chicago, Illinois 60606-6473
                               (312) 258-5500
                         ___________________________







                                           CALCULATION OF REGISTRATION FEE


                                                                              PROPOSED         PROPOSED
                                                                               MAXIMUM         MAXIMUM
                                                            AMOUNT            OFFERING        AGGREGATE        AMOUNT OF
      TITLE OF EACH CLASS OF                                TO BE             PRICE PER        OFFERING      REGISTRATION
      SECURITIES TO BE REGISTERED                         REGISTERED            SHARE           PRICE            FEE
      ---------------------------                         ----------          ---------       ----------     ------------
      Common Stock, par value $.01 per share           1,492,416 (1)(2)          (3)             (3)              (3)

      Interests in the Plan                                  (4)                 (4)


   ___________________

   (1) The 1,492,416 shares being registered under the NiSource Inc. Retirement Savings Plan were previously registered on Post-Effective Amendment No. 11 on Form S-8 to Registration Statement on Form S-4 (File Nos. 333-33896 and 333-33896-
        01). Those shares consist of the following number of registered shares, which remain available for issuance:
        893,370 shares under the NiSource Inc. Tax Deferred Savings Plan, 570,046 shares under the Bay State Gas Company Employee Savings Plan and 29,000 shares under the Kokomo Gas & Fuel Co. Bargaining Unit Tax Deferred Savings Plan. These plans were merged into the Columbia Savings Plan (7,285,958 registered shares remaining) effective January 1, 2002, at which time the Columbia Savings Plan was renamed the NiSource Inc. Retirement Savings Plan.

   (2) Together with an indeterminate number of additional securities in order to adjust the number of securities reserved for issuance pursuant to the NiSource Inc. Retirement Savings Plan as the result of a stock split, stock dividend or similar transaction affecting the Common Stock, pursuant to Rule 416(a) and (b) under the Securities Act of 1933.

   (3) The 1,492,416 shares being registered under the NiSource Inc. Retirement Savings Plan were previously registered on Post-Effective Amendment No. 11 on Form S-8 to Registration Statement on Form S-4 (File Nos. 333-33896 and 333-33896-
        01), and a registration fee with respect to those shares was previously paid in connection with the filing of that Form S-4. Accordingly, no registration fee is required to be paid with respect to this Registration Statement.

   (4) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also registers an indeterminate amount of interests to be offered or sold pursuant to the NiSource Inc. Retirement Savings Plan for which no separate fee is required.

                              EXPLANATORY NOTE
                              ----------------

        The NiSource Inc. Tax Deferred Savings Plan, the Bay State Gas Company Employee Savings Plan and the Kokomo Gas & Fuel Co. Bargaining Unit Tax Deferred Savings Plan were merged into the Columbia Savings Plan effective January 1, 2002, at which time the Columbia Savings Plan was renamed the NiSource Inc. Retirement Savings Plan.


                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        All information required in this Registration Statement not included in the exhibits attached hereto or set forth on the signature page is set forth in the Registration Statement (Registration Nos. 333-33896 and 333-33896-01), the contents of which are incorporated herein by reference pursuant to General Instruction E to Form S-8.

   ITEM 8.  EXHIBITS.

   See Index to Exhibits.

        The Registrant will submit the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the plan.

                                 SIGNATURES
                                 ----------

        THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Merrillville, State of Indiana, on July 31, 2003.


                                 NISOURCE INC.


                                 By:  /s/ Gary L. Neale
                                    --------------------------------
                                      Gary L. Neale
                                      Chairman, President and
                                      Chief Executive Officer


                              POWER OF ATTORNEY
                              -----------------

        Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Stephen P. Adik, Michael W. O'Donnell, Jeffrey W. Grossman or David J. Vajda or any one of them his or her true lawful attorney-in-fact and agent with full power of substitution and re-substitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority, to do and perform each and every act and thing requisite or necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



     SIGNATURE                                        TITLE                                         DATE
     ---------                                        -----                                         ----
     /s/ Gary L. Neale                                Chairman, President and Chief Executive       July 31, 2003
     ----------------------                           Officer and Director
     Gary L. Neale                                    (Principal Executive Officer)


     /s/ Stephen P. Adik                              Vice Chairman and Director                    July 31, 2003
     ----------------------
     Stephen P. Adik


     /s/ Michael W. O'Donnell                         Executive Vice President and Chief            July 31, 2003
     ------------------------                         Financial Officer
     Michael W. O'Donnell                             (Principal Financial Officer)


     /s/ Jeffrey W. Grossman                          Vice President and Controller                 July 31, 2003
     ------------------------                         (Principal Accounting Officer)
     Jeffrey W. Grossman


     /s/ Steven C. Beering                            Director                                      July 31, 2003
     ------------------------
     Steven C. Beering


     /s/ Arthur J. Decio                              Director                                      July 31, 2003
     ------------------------
     Arthur J. Decio


     /s/ Dennis E. Foster                             Director                                      July 31, 2003
     ------------------------
     Dennis E. Foster


     /s/ Ian M. Rolland                               Director                                      July 21, 2003
     ------------------------
     Ian M. Rolland


     /s/ John W. Thompson                             Director                                      July 21, 2003
     ------------------------
     John W. Thompson


     /s/ Robert J. Welsh                              Director                                      July 31, 2003
     ------------------------
     Robert J. Welsh


     /s/ Carolyn Y. Woo                               Director                                      July 31, 2003
     ------------------------
     Carolyn Y. Woo


     /s/ Roger A. Young                               Director                                      July 31, 2003
     ------------------------
     Roger A. Young


        THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Merrillville, State of Indiana, on the dates indicated.

                       NISOURCE INC. RETIREMENT SAVINGS PLAN


                       By:  NiSource Inc. and Affiliates
                            Retirement Plan Administrative
                            and Investment Committee



                       By:  /s/ Stephen P. Adik           July 31, 2003
                            -------------------------
                            Stephen P. Adik
                            Member, Plan Committee



                       By:  /s/ Samuel W. Miller, Jr.     July 31, 2003
                            --------------------------
                            Samuel W. Miller, Jr.
                            Member, Plan Committee



                       By:  /s/ Michael W. O'Donnell      July 31, 2003
                            --------------------------
                            Michael W. O'Donnell
                            Member, Plan Committee



                       By:  /s/ David J. Vajda            July 31, 2003
                            --------------------------
                            David J. Vajda
                            Member, Plan Committee



                       By:  /s/ S. LaNette Zimmerman      July 31, 2003
                            --------------------------
                            S. LaNette Zimmerman
                            Member, Plan Committee

                                EXHIBIT INDEX
                                -------------


   EXHIBIT NUMBER           DESCRIPTION
   --------------           -----------

         23                 Consent of Deloitte & Touche LLP.

         24 Powers of Attorney of directors and certain officers of the Registrant are included on the signature page.












































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